                                                                    Exhibit 11.1

                                   EASCO, INC.
                   CALCULATION OF NET INCOME PER COMMON SHARE
                (NUMBERS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                THREE MONTHS ENDED   SIX MONTHS ENDED
                                                ------------------  ------------------
                                                JUNE 30,  JUNE 30,  JUNE 30,  JUNE 30,
                                                  1999     1998      1999      1998
                                                -------   -------   -------   -------
                                                    (UNAUDITED)         (UNAUDITED)

Weighted average shares of Common Stock
     issued                                      12,586    12,476    12,533    12,463

Less:  Treasury Stock outstanding                 3,028     2,005     3,028     2,005
                                                -------   -------   -------   -------

Weighted average shares of Common Stock
     issued and outstanding                       9,558    10,471     9,505    10,458

Add:  Weighted average shares of Common
            Stock equivalents (stock options)       131       342       151       346
                                                -------   -------   -------   -------

Weighted average shares of Common
    Stock and Common Stock equivalents
    outstanding                                   9,689    10,813     9,656    10,804
                                                =======   =======   =======   =======

Net income                                      $ 3,080   $ 2,132   $ 4,848   $ 5,540
                                                =======   =======   =======   =======


Basic earnings per share                        $  0.32   $  0.20   $  0.51   $  0.53
                                                =======   =======   =======   =======
Diluted earnings per share                      $  0.32   $  0.20   $  0.50   $  0.51
                                                =======   =======   =======   =======
